Exhibit 4.23

AMERICAN TOWER CORPORATION

SUBORDINATED INDENTURE

Dated as of [    ], 20[     ] [    ]

Trustee

AMERICAN TOWER CORPORATION

Reconciliation and tie between Trust Indenture Act of 1939

and this Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.10
(b)	6.10
(c)	Not Applicable
§311(a)	6.11
(b)	6.11
(b)(2)	6.06
(c)	Not Applicable
§312 (a)	3.14
(b)	12.03
(c)	12.03
§313 (a)	6.06
(b)	6.06
(b)(2)	6.06, 6.07
(c)	6.06, 12.02
(d)	6.06
§314(a)	4.04, 4.05, 12.02
(a)(4)	12.05
(b)	Not Applicable
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.05
(f)	Not Applicable
§315(a)	6.01
(b)	6.06, 6.05
(c)	6.01
(d)	6.01
(d)(1)	6.01
(d)(2)	6.01
(d)(3)	6.01
(e)	5.11
§316(a)(last sentence)	3.13
(a)(1)(A)	5.05
(a)(1)(B)	5.02, 5.04
(a)(2)	Not Applicable
(b)	5.07
(c)	Not Applicable
§317(a)(1)	5.08
(a)(2)	5.09
(b)	4.03
318(a)	12.01

*	This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

SUBORDINATED INDENTURE dated as of [                     ], 20[    ] between American Tower Corporation, a Delaware corporation (the “Company”) and [    ], a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make the Indenture a valid indenture and agreement according to its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles in the United States (whether or not so indicated herein). The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Agent Members” has the meaning provided in Section 3.08(a). “Agent” means any Registrar, Paying Agent or co-registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” means a certificate signed in the name of the Company by an Officer and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at [     ], or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 10.03.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors. “Designated Senior Debt” shall have, with respect to any series of Securities, the meaning set forth in the supplemental indenture establishing the terms of such Securities.

“Event of Default” means any event or condition specified as such in Section 5.01 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means a Security evidencing all or part of a series of Securities, issued to the Depositary for that series in accordance with Section 3.05 and bearing the appropriate legend prescribed in Section 3.06.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” means the date on which the Securities of any series are originally issued under this Indenture. “Legal Defeasance” has the meaning provided in Section 10.02.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Company’s chairman of the Board of Directors, chief executive officer, president, chief operating officer, chief financial officer, any vice president, treasurer, any assistant treasurer, controller, any assistant controller, secretary or any assistant secretary.

“Officers’ Certificate” means a certificate signed in the name of the Company by two Officers in accordance with the requirements of Section 13.04.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee.

“outstanding”, when used with reference to Securities, subject to Section 3.13, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(d) Securities that have been defeased pursuant to Section 10.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Payment Blockage Notice” has the meaning assigned to it in Section 12.03.

“Payment Office,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 4.01.

“Permitted Junior Securities” means, with respect to the Securities of any series, capital stock of the Company or securities of the Company that are subordinated to all Senior Debt of the Company and any debt securities issued in exchange for Senior Debt of the Company to substantially the same extent as, or to a greater extent than, the Securities of such series are subordinated to Senior Debt pursuant to this Indenture.

“Person” means any individual, corporation, partnership, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Securities” means Securities issued pursuant to Section 3.02 in exchange for an interest in the Global Security or pursuant to Section 3.08(b) in registered form substantially in the form herein recited.

“Registrar” has the meaning provided in Section 3.07.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt. “Responsible Officer” with respect to the Trustee, means any officer within the Corporate Trust Services group of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of its Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” has the meaning provided in Section 3.07.

“Senior Debt” means, with respect to any Person, the principal of (and premium, if any) and interest in respect of:

(i) indebtedness for money borrowed by such Person;

(ii) securities, notes, debentures, bonds or other similar instruments issued by such Person;

(iii) all obligations issued or assumed by such Person evidencing the purchase price of property by such Person or a Subsidiary of such Person, all conditional sale obligations of such Person and all obligations of such Person under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

(iv) all obligations, contingent or otherwise, of such Person in respect of any letters of credit, banker’s acceptances, security purchase facilities or similar credit transactions;

(v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(vi) all obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor or otherwise;

(viii) all obligations of such Person under performance guarantees, support agreements and other agreements in the nature thereof;

(ix) all renewals, extensions, refundings, amendments and modifications of indebtedness or obligations referred to in clauses (i) through (viii) (unless the instrument creating or evidencing any such indebtedness or obligation or its renewal, extension, refund, amendment or modification specifically provides that such indebtedness or obligation is not senior in right of payment to the Securities of the relevant series); and

(x) all obligations of the type referred to in clauses (i) through (ix) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such obligor). Notwithstanding the foregoing, Senior Debt does not include (1) any such indebtedness or obligation that is by its terms subordinated to or pari passu with the Securities of the relevant series, and (2) any indebtedness or obligation between or among such Person and its affiliates.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and “TIA”, when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

ARTICLE II

SECURITY FORMS

SECTION 2.01. Forms Generally. The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Securities.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By
Authorized Signatory

ARTICLE III

ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (i) a Board Resolution, (ii) action taken pursuant to a Board Resolution and (subject to Sections 3.03 and 3.04) set forth, or determined in the manner provided, in an Officers’ Certificate, or (iii) one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.03, 3.08, 3.10, 7.05 or 9.03);

(3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(5) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(6) the place or places where the Securities may be exchanged or transferred;

(7) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and, if other than as provided in Section 9.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10) if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall or may by payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto;

(11) if the payments of principal of (and premium, if any) and interest, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(12) if the amount of payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(14) any modifications of or additions to the subordination provisions, the Events of Default or the covenants of the Company set forth herein with respect to Securities of the series;

(15) if either or both of Section 10.02 and Section 10.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 10.02 and Section 10.03 shall be applicable to the Securities of the series) and any other terms upon which the Securities of such series will be defeasible;

(16) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(17) if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 3.06 that shall be borne by such global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.07, the circumstances under which any such exchange may occur;

(18) if, and the terms and conditions upon which, the Securities of such series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise; and

(19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 7.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms that may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Sections 3.02-3.05) set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

SECTION 3.02. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall thereupon authenticate and make available for delivery said Securities to the Company or as may otherwise be set forth in a Company Order without any further action by the Company.

SECTION 3.03. Execution of Securities. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on any Security no longer holds that office at the time such Security is authenticated, such Security shall nevertheless be valid.

SECTION 3.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 3.05. Denomination and Date of Securities; Payments of Interest. (a) The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01 but in any event not less than $2,000 and integral multiples of $1,000 in excess thereof. In the absence of any such provisions with respect to the Securities, the Securities shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 3.06, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360- day year of twelve 30-day months.

(b) Global Securities. If Securities of or within a series are issuable in whole or in part in global form, then any such Security of such series shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. The Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c) The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

SECTION 3.06. Global Security Legend. Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

SECTION 3.07. Registration, Transfer and Exchange. The Securities are issuable only in registered form. The Company will keep at each office or agency (the “Registrar”) for each series of Securities a register or registers (the “Security Register(s)”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as provided in this Article. Such Security Register or Security Registers shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee. The initial Registrar shall be the Trustee.

Upon due presentation for registration of transfer of any Security of any series at each such office or agency, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Depositary (or its nominee) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.11, 7.05 or 9.06). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of that series to be redeemed, or (b) any Securities of any series selected, called or being called for redemption except, in the case of any Security of any series where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.08. SECTION 3.08 Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 3.06.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees. The Company may at any time and in its sole discretion determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities of such series in exchange for such Global Security or Securities. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.

In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from a beneficial owner to issue such Physical Securities.

(c) Any beneficial interest in a Global Security that is transferred to a person who takes delivery in the form of an interest in another Global Security representing securities of the same series will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 3.08, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal principal amount of Physical Securities of authorized denominations.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such series.

(g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 3.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company and delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of mutilation or defacement, such mutilated or defaced security, and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of mutilation or defacement, such mutilated or defaced security, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the holder of a substitute Security, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 3.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 3.11. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.02, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of such series of authorized denominations. Until so exchanged the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.12. CUSIP and ISIN Numbers. The Company in issuing the Securities of any series may use a “CUSIP” and “ISIN” number (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers or ISIN numbers.

SECTION 3.13. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 3.14. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with Trust Indenture Act § 312(a).

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest on Securities. The Company, for the benefit of each series of the Securities, will duly and punctually pay or cause to be paid the principal of and any premium and any interest on the Securities of that series in accordance with the terms of such Securities and this Indenture. Principal, premium, if any, and interest, if any, on the Securities of that series shall be considered paid on the date due if the Paying Agent, if other than the Company or a subsidiary thereof, holds as of 10:00 a.m., Eastern Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due on the Securities of that series.

SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby initially appoints the Trustee at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Securities Payments to be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or any interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to 10:00 am on each due date of the principal of or any premium or any interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (iii) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (iv) during the continuance of any Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of that Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or any interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Order (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.04. Reports. The Company covenants:

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 calendar days after the same is filed with the Commission; provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 4.04 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee or filed pursuant to the Commission’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 4.04.

SECTION 4.05. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the first date any series of Securities issued under this Indenture is outstanding, an Officers’ Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.06. Taxes. The Company shall pay or discharge or cause to be paid or discharged, and shall cause each of its subsidiaries to pay or discharge, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in this Indenture or any applicable supplemental indenture, with respect to the Securities of any series, if the Holders of a majority in principal amount of all outstanding Securities of such series shall, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition in accordance with Article 7 and Section 5.07, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

SECTION 4.09. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.01. Events of Default. The term “Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default), whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) failure by the Company to pay interest, if any, on Securities of that series for 30 days after the date payment is due and payable; or

(b) failure by the Company to pay principal of or premium, if any, on the Securities of that series when due, at Stated Maturity, upon any redemption, by declaration or otherwise; or

(c) failure by the Company to comply with any other covenant in this Indenture or the Securities of that series for 90 days after notice that compliance was required; or

(d) the Company pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case, or

(ii) consents to the entry of an order for relief against it in an involuntary case, or

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case, or

(ii) appoints a custodian of the Company or for all or substantially all of the property of the Company, or

(iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(f) any other Event of Default with respect to Securities of that series as provided in the applicable supplemental indenture.

SECTION 5.02. Acceleration. (a) Subject to Section 5.03, if an Event of Default described in clauses (a) through (c) of Section 5.01 occurs and is continuing with respect to Securities of any series, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities of that series by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all the Securities of the affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) of Section 5.01 occurs and is continuing, then the principal amount of all the Securities of the affected series then outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in principal amount of the outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all of the Securities of that series, (B) the principal of (and premium, if any, on) Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of that series, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities of that series, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04. No such rescission will affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal amount of, premium, if any, and interest, if any, on the Securities of the affected series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Notwithstanding the foregoing, the sole remedy for any breach of the Company’s obligation under this Indenture to file or furnish reports or other financial information pursuant to Trust Indenture Act § 314(a)(1) (or as otherwise required by this Indenture) shall be the payment of liquidated damages, and the Holders will not have any right under this Indenture to accelerate the Stated Maturity of the Securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with this Indenture, the Company shall pay liquidated damages to all the Holders of the Securities of such series at a rate per annum equal to 0.25% per annum of the principal amount of the Securities of the affected series from the 90th day following such notice to but not including the date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived. This paragraph will not affect the rights of the holders of Securities of the affected series in the event of the occurrence of any other Event of Default.

SECTION 5.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the Securities of any series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal amount, premium, if any, and any accrued and unpaid interest, if any, on any Security of such series or, in the case of the Securities of any series that are convertible or exchangeable, in the payment or delivery of any consideration due upon conversion or exchange of the Securities of that series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 5.02(b). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05. Control by Majority. With respect to the Securities of any series, the Holders of a majority in aggregate principal amount of the then outstanding Securities of that series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of that series or that may involve the Trustee in personal liability.

SECTION 5.06. Limitation on Suits. A Holder of any Security of any series may pursue a remedy with respect to this Indenture or the Securities of the applicable series only if:

(a) the Holder gives to the Trustee written notice of an Event of Default and the continuance of such Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of indemnity; and

(e) during the 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

Holders may not use this Indenture or any Securities to prejudice the rights of any other such Holders or Holders of Securities of any other series or to obtain a preference or priority over any other Holders.

SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (whether at Stated Maturity, upon redemption (if applicable), upon any required repurchase by the Company (if applicable) or otherwise) of (and premium, if any) and interest, if any, on any Security or, if applicable, payment or delivery of any consideration due upon conversion or exchange of any Security, in each case, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 5.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest, if any, remaining unpaid on any Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of any series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, and premium, if any, and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities of the affected series pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities of any series.

ARTICLE VI

THE TRUSTEE

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to Securities of any series, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions required to be furnished to the Trustee hereunder to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts state therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 6.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written and oral advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company or any affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign, subject to Sections 6.10 and 6.11. Any Agent may do the same with like rights and duties.

SECTION 6.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or Securities of any series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any series or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in Securities of any series or any other document in connection with the sale of Securities of any series or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except with respect to a Default or Event of Default with respect to Securities of any series relating to the payment of principal of, premium, if any, or interest, if any, on the Securities of that series or in the payment or delivery of any consideration due upon conversion or exchange of any Security of such series (if applicable), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that series.

SECTION 6.06. Reports by Trustee to Holders of the Securities. Within 60 days after each December 15 beginning with the December 15 following the Issue Date of Securities of any series, and for so long as Securities of such series remain outstanding, the Trustee shall mail to the Holders of Securities of such series a brief report dated as of such reporting date that complies with the Trust Indenture Act § 313(a) (but if no event described in the Trust Indenture Act § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with the Trust Indenture Act § 313(b). The Trustee shall also transmit by mail all reports as required by the Trust Indenture Act § 313(c).

A copy of each report at the time of its mailing to the Holders of Securities of such series shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities of that series are listed in accordance with the Trust Indenture Act § 313(d). The Company shall promptly notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

SECTION 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by its own negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Securities of each series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(d) or (e) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 6.07 shall survive termination of this Indenture. The Trustee shall comply with the provisions of the Trust Indenture Act § 313(b)(2) to the extent applicable.

SECTION 6.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time with regard to Securities of one or more series and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the Securities of such series at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with regard to Securities of one or more series if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with regard to Securities of one or more series, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities of the affected series at the time outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the Securities of any series at the time outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 6.07.

SECTION 6.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $75.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of the Trust Indenture Act § 310(a)(1), (2) and (5). The Trustee is subject to the Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(i) are met.

SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee is subject to the Trust Indenture Act § 311(a), excluding any creditor relationship listed in the Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act § 311(a) to the extent indicated therein.

SECTION 6.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 6.13. [Conflict of Interest. Notwithstanding anything in this Indenture to the contrary, the Company and the Trustee acknowledge that [     ] is acting as trustee both under this Indenture and under [the agreement] with respect to [indebtedness] and upon a Default or an Event of Default under either or both indentures, a conflict of interest may arise which would require the Trustee to resign as Trustee from either or both indentures.]

ARTICLE VII

SUPPLEMENTAL INDENTURES

SECTION 7.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may from time to time and at any time enter into one or more supplemental indentures (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series, any property or assets;

(b) to evidence the assumption of the Company’s obligations to Holders of the Securities in the case of a merger, amalgamation or consolidation of the Company or sale of all or substantially all of the assets of the Company;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of all or any series of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Company may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the interests of the Holders of Securities of any series;

(e) to evidence and provide for the acceptance of the appointment of a successor Trustee pursuant to Section 6.08;

(f) to provide for uncertificated Securities of any series in addition to or in place of certificated Securities of such series or to alter the provisions of Article 3 (including the related definitions) in a manner that does not materially and adversely affect any Holder of Securities of such series;

(g) to conform the text of this Indenture or the Securities of any series to any provision of the “Description of the Securities” in the related prospectus or prospectus supplement for such series to the extent that such provision in the “Description of the Securities” was intended to be a verbatim recitation of a provision of this Indenture or the Securities of such series;

(h) to provide for the issuance of additional debt securities of any series in accordance with the limitations set forth herein as of the date hereof;

(i) to make any change that would provide any additional rights or benefits to the Holders of all or any series of Securities or that does not adversely affect the legal rights hereunder of any such Holder or any holder of a beneficial interest in the Securities of such series;

(j) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(k) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01;

(l) to secure the Company’s obligations in respect of the Securities of any series;

(m) in the case of convertible or exchangeable Securities of any series, subject to the provisions of the supplemental indenture for such series of Securities, to provide for conversion rights, exchange rights and/or repurchase rights of Holders of such series of Securities in connection with any reclassification or change of the Company’s common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of the Company or its subsidiaries substantially as an entirety occurs;

(n) in the case of convertible or exchangeable Securities of any series, to reduce the conversion price or exchange price applicable to such series of Securities;

(o) in the case of convertible or exchangeable Securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for such series of Securities, provided that the increase will not adversely affect the interests of the Holders of the Securities of such series in any material respect; or

(p) any other action to amend or supplement the Indenture or the Securities of any series as set forth in the supplemental indenture with respect to the Securities of that series.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 6.02, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities then outstanding, notwithstanding any of the provisions of Section 7.02.

SECTION 7.02. With Consent of Holders. Except as provided below in this Section 7.02, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series then outstanding affected by such supplemental indenture voting as one class (including, without limitation, consents obtained in connection with purchase of, or tender or exchange offers for, the Securities of such series), the Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may, from time to time and at any time, amend this Indenture or enter into one or more supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series; and, subject to Sections 5.04 and 5.07, any existing Default or Event of Default (other than an uncured Default or Event of Default in the payment of principal, premium or interest on the Securities of any series, except a payment default resulting from an acceleration that has been rescinded) and compliance with any provision of the Indenture or the Securities of any series may be waived as to such series of Securities with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of such series affected by such waiver, voting as one class (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, the Securities of such series); provided, however, that without the consent of each Holder affected, an amendment or waiver under this Section 7.02 may not (but only with respect to any Securities of any series held by a non-consenting Holder):

(a) change the Stated Maturity of Securities of any series;

(b) reduce the aggregate principal amount of Securities of any series;

(c) reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on the Securities of any series;

(d) reduce or alter the method of computation of any amount payable on redemption, prepayment or purchase of Securities of any series (or the time at which any such redemption, prepayment or purchase may be made) or otherwise alter or waive any of the provisions with respect to the redemption of Securities of any series, or waive a redemption payment with respect to any Securities of any series;

(e) make the principal thereof, or interest, thereon payable in any coin or currency other than provided in the Securities of any series or in accordance with the terms of the Securities of any series, this Indenture and any supplemental indenture;

(f) impair the right to institute suit for the enforcement of any payment on Securities of any series when due, or otherwise make any change in the provisions of this Indenture or any supplemental indenture relating to waivers of past Defaults or the rights of Holders of Securities of any series to receive payments of principal of, or premium, if any, or interest on the Securities of any series;

(g) modify any of the provisions of this Section 7.02, Section 5.04 or Section 4.08, except to increase the percentage in principal amount of Holders required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, provided, however, that this clause (g) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 7.02, Section 5.04 and Section 4.08, or the deletion of this proviso, in accordance with the requirements of Section 6.08;

(h) reduce the percentage of principal amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(i) make any change to the rights of the Holders under Article 12 that adversely affects the Holders in any material respect, except as otherwise provided for in this Indenture;

(j) impair the rights of Holders of the Securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the Securities of that series; or

(k) modify or amend any of the provisions of the Indenture or Securities of any series as may be set forth in the supplemental indenture with respect to the Securities of that series as requiring the consent of each Holder affected thereby.

The Holders of the Securities of any series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, waiver or supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities of any series as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities of any series under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Company (or the Trustee at the request and expense of the Company) shall give notice thereof to the Holders of the then outstanding Securities of any series affected thereby, as provided in Section 13.02. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, or any amendment to or waiver of the provisions of the Indenture, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture, amendment or waiver shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.04. Conformity with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities of any series shall be set forth in an amended or supplemental indenture executed pursuant to this Article that shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 7.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture, amendment or waiver pursuant to the provisions of this Article 7 may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken by the Holders of Securities of any series. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 7.06. Revocation and Effect of Consents. Until an amendment, waiver or a supplemental indenture becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 7.07. Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 7 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture or any relevant supplemental indenture.

ARTICLE VIII

CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 8.01. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of related transactions to any other Person, unless:

(a) the resulting, surviving or transferee corporation (the “successor”) is either the Company or is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under this Indenture and all the Securities; and

(b) immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing.

SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.01 (except in the case of a lease of all or substantially all of the Company’s assets), the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities of any series except in the case of the Company’s consolidation or merger with or into, or sale or conveyance of all of the Company’s assets to, any other Person that meets the requirements of Section 8.01.

ARTICLE IX

REDEMPTION OF SECURITIES

SECTION 9.01. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 9.02. Selection of Securities to Be Redeemed. If less than all the Securities of a series are to be redeemed, the Trustee shall select Securities to be redeemed as follows:

(a) if the Securities to be redeemed are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed; or

(b) if the Securities to be redeemed are not listed on any national securities exchange, on a pro rata basis (subject to the procedures of the Depositary) or, to the extent a pro rata basis is not permitted, by lot or in such other manner as the Trustee deems fair and appropriate.

No Securities of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a series called for redemption also apply to portions of Securities of such series called for redemption.

Securities of a series called for redemption become due on the date fixed for redemption.

SECTION 9.03. Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Securities of any series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities of such series or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.

The notice shall identify the Securities to be redeemed and shall state:

(1) the CUSIP and ISIN (if applicable) numbers;

(2) the redemption date;

(3) the redemption price (or manner of calculation if not then known);

(4) if any Security of a series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(5) the name and address of the Paying Agent;

(6) that Securities of such series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7) that interest, if any, on the Securities of such series or portions of them called for redemption shall cease to accrue on and after the redemption date;

(8) the paragraph of the Securities of such series and/or Section of this Indenture pursuant to which such Securities called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN (if applicable) numbers, if any, listed in such notice or printed on such Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 20 days (or such shorter time as may be agreed to by the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 9.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 9.03, Securities of any series called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 9.05. Deposit of Redemption Price. Prior to 10:00 a.m., Eastern Time, on a redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities of a series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Securities of such series to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest, if any, on the Securities or the portions of the Securities called for redemption shall cease to accrue for as long as the Company has deposited with the Trustee or Paying Agent funds in satisfaction of the applicable redemption price. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date.

SECTION 9.06. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder thereof, at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered. If a Global Security is so surrendered, such new Security shall also be a Global Security.

ARTICLE X

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.01. Option to Effect Legal Defeasance or Covenant Defeasance. Unless pursuant to Section 3.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 10.02 or (b) covenant defeasance of the Securities of a series under Section 10.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series, and the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 10.02 or 10.03 be applied to all outstanding Securities of such series upon compliance with the conditions set forth below in this Article 10.

SECTION 10.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 10.01 of the option applicable to defease the outstanding Securities of a particular series under this Section 10.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 10.04, be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 10.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal amount, premium, if any, interest, if any, on such Securities when such payments are due from the trust referred to in Section 10.04;

(b) the Company’s obligations with respect to such Securities under Sections 3.06, 3.07, 3.08(a), 3.09, 3.11, 4.02 and 4.03;

(c) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(d) this Article 10.

Subject to compliance with this Article 10, the Company may exercise its option under this Section 10.02 notwithstanding the prior exercise of its option under Section 10.03 with respect to the Securities of such series.

SECTION 10.03. Covenant Defeasance. Upon the Company’s exercise under Section 10.01 of the option applicable to obtain a covenant defeasance with respect to the outstanding Securities of a particular series under this Section 10.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 10.04, be released from its obligations under the covenants contained in Sections 4.04, 4.06 and 8.01 and the covenants contained in any supplemental indenture applicable to such series, with respect to the outstanding Securities of such series on and after the date the conditions set forth in Section 10.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 with respect to outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and of the Securities of such series shall be unaffected thereby. In addition, upon the Company’s exercise under Section 10.01 of the option applicable to this Section 10.03, subject to the satisfaction of the conditions set forth in Section 10.04, Sections 5.01(d) and 5.01(e) shall not constitute Events of Default.

SECTION 10.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 10.02 or Section 10.03 to the outstanding Securities of a particular series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of such Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, if any, on such outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether such Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 10.02, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling;

or

(ii) since the Issue Date of the Securities of the applicable series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 10.03, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the affected Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 10.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 10.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.05, the “Trustee”) pursuant to Section 10.04 in respect of the outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 10.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 10.04 with respect to the Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 10.06. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non- callable Government Securities in accordance with Section 10.02 or 10.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 or 10.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.02 or 10.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect with respect to any series of Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of Securities of such series herein expressly provided for or in the form of Security for such series and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities of such series that theretofore have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid, and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not delivered to the Trustee for cancellation for the principal amount and premium, if any, plus accrued interest, if any, on all such Securities; and

(b) no Default or Event of Default with respect to such Securities has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the is a party or by which the Company is bound; and

(c) the Company has paid or caused to be paid all sums payable under this Indenture and any applicable supplemental indenture with respect to such Securities; and

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture and any applicable supplemental indenture to apply the deposited money toward the payment of such Securities at Stated Maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of the last paragraph of Section 4.03, Section 10.06 and Section 11.02 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge the provisions of Section 6.07.

SECTION 11.02. Notices. Subject to the provisions of the last paragraph of Section 4.03 and Section 10.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of and premium, if any, and interest, if any, on Securities of any series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

SUBORDINATION

SECTION 12.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting such Security agrees, that, unless otherwise specified as contemplated by Section 3.01 hereof, the indebtedness evidenced by such Security is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full, in cash or cash equivalents, of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. Only Senior Debt of the Company shall rank senior to the Securities issued by the Company in accordance with the provisions set forth herein. The Securities of the Company shall in all respects rank pari passu with, or be senior to, all other indebtedness of the Company.

SECTION 12.02. Liquidation; Dissolution; Bankruptcy. Unless otherwise specified in a supplemental indenture with respect to a series of Securities, upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, winding up, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or any marshaling of the assets and liabilities of the Company:

(a) holders of Senior Debt of the Company shall be entitled to receive payment in full of all principal, premium (if any) and interest due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowable as a claim in such proceeding) before Holders of the Securities of any series issued by the Company shall be entitled to receive any payment with respect to such Securities; and

(b) until all obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full in cash or cash equivalents, any distribution to which Holders of Securities of such series would be entitled but for this Article 12 shall be made to holders of Senior Debt as their interests may appear; except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Article 10 hereof.

SECTION 12.03. SECTION 12.03. Default on Designated Senior Debt. (a) The Company may not make any payment or distribution in respect of the Securities of any series or make any deposit pursuant to Section 10.05 and may not repurchase, redeem or otherwise retire any Securities of such series (collectively, “pay such Securities”), other than (A) payments and distributions in the form of Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 10.04 hereof) if:

(i) a default in the payment of any principal or other obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (a “payment default”); or

(ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice with respect to a series of Securities, no subsequent Payment Blockage Notice relating to such series of Securities shall be effective for purposes of this Section 12.03 unless and until (A) at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest, if any, on the Securities of such series that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

(b) The Company may and shall resume payments on and distributions in respect of the Securities of such series:

(i) in the case of a payment default, on the date on which the payment default is cured or waived or such Designated Senior Debt is discharged or paid in full, and

(ii) in the case of a default referred to in clause (a)(ii) of this Section 12.03, on the earlier of (A) the date on which such default is cured or waived and (B) 179 days after the date on which such Payment Blockage Notice is received, provided that the maturity of such Designated Senior Debt has not been accelerated.

SECTION 12.04. Acceleration of Securities. If payment of the Securities of any series is accelerated because of an Event of Default, the Company shall promptly notify holders of Designated Senior Debt (or their Representative) of the acceleration.

SECTION 12.05. When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any obligations with respect to the Securities of a series at a time when such payment is prohibited by Section 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company (or their Representative), for application to the payment of all obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

SECTION 12.06. Subrogation. After all Senior Debt of the Company is paid in full in cash or cash equivalents and until the Securities of a series issued by the Company are paid in full in cash or cash equivalents, the Holders of Securities of such series shall be subrogated (equally and ratably with all other indebtedness ranking pari passu with the Securities of such series) to the rights of holders of Senior Debt of the Company to receive distributions applicable to such Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on such Securities.

SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Holders of Securities and holders of Senior Debt of the Company. Nothing in this Indenture shall:

(a) impair, as between the Company and the Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

If the Company fails because of this Article 12 to pay principal of, premium, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 12.08. Subordination May Not Be Impaired by the Company. No right of any holder of any Senior Debt of the Company to enforce the subordination of the indebtedness evidenced by the Securities of the Company shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 12.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative, if any.

SECTION 12.10. Rights of Trustee and Paying Agent. (a) Notwithstanding the provisions of this Article 12 or any other provisions of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and the Trustee and any such Paying Agent may continue to make payments and distributions, on the Securities of any series, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice that the payment of any obligations with respect to the Securities would violate this Article 12. The Company, any holder of Senior Debt of the Company or a Representative of a holder of Senior Debt may give such notice; provided that if the holders of Senior Debt have a Representative, only the Representative may give such notice.

(b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in Article 12 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

SECTION 12.11. Trustee Entitled To Rely. Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of the Securities of the relevant series shall be entitled to rely upon (i) any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or (iii) the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 6.01 and Section 6.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.12. Authorization to Effect Subordination. Each Holder of Securities, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 12.13. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of government obligations held in trust under Article 10 by the Trustee for the payment of principal of and premium, if any, and interest on the Securities of any series shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of Senior Debt of the Company or any other creditor of the Company.

SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed by virtue of this Indenture to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.15. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act § 318(c), the imposed duties shall control.

SECTION 13.02. Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

American Tower Corporation

116 Huntington Avenue

Boston, MA 02116

Telecopier No.: (617) 375-7575

Attention: Executive Vice President and Chief Financial Officer If to the Trustee:

[            ]

[            ]

Telecopier No.: [            ]

Attention: [            ]

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in the Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to the Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Securities of any series. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act § 312 (c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section  13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to the Trust Indenture Act § 314(a)(4)) shall comply with the provisions of the Trust Indenture Act § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, shall have any liability for any obligations of the Company under the Securities of any series, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities of any series.

SECTION 13.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES OF ANY SERIES.

SECTION 13.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Securities of any series shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Severability. In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OF ANY SERIES, OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Article 12, nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities of such series, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 13.17. Payments Due on Saturdays, Sundays and Holidays. If the Stated Maturity of interest on or principal of the Securities of a particular series or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of [    ], 20[     ]

AMERICAN TOWER CORPORATION, as Company

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title: